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Exhibit 10.34

                              CONSULTING AGREEMENT
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This Agreement is made between JUNUM, INCORPORATED (Client), with a principal place of business at 1590 Corporate Drive, Costa Mesa, CA 92688 and David Bernard (Consultant).

This Agreement will become effective on August 1, 2001

Client is in need of services that Consultant agrees to provide.

NOW THEREFORE, the parties hereto, intending to be legally bound in consideration of the mutual covenants and agreements set forth herein, hereby agree as follows:

SERVICES TO BE PERFORMED

Consultant agrees to perform the following services:

          o         MARKETING SERVICES FOR BUSINESS PRODUCT CHANNEL DEVELOPMENT
          o MARKETING SERVICES FOR EXPANDING JUNUM'S CURRENT CONSUMER PRODUCT CHANNEL DEVELOPMENT

PAYMENT

In consideration for the services to be performed by Consultant, Client agrees to pay Consultant at the rate of $125 per hour according to the terms of payment set out below.

CLIENT'S MAXIMUM LIABILITY

Unless otherwise agreed in writing, Client's maximum liability for all services performed during the term of this Agreement shall not exceed $25,000.

TERMS OF PAYMENT

Upon completing Consultant's services under this Agreement, Consultant shall submit an invoice. Client shall pay Consultant the compensation described within 5 business days after receiving Consultant's invoice.

For Consulting work performed for the Consumer Product, Rule 144 restricted stock will be issued to the consultant based on the closing price of JUNM stock on the day the stock is issued to Consultant.

Consultant shall submit an invoice to Client for work performed. Said invoice should include: an invoice number, the dates covered by the invoice and a summary of the work performed. Client shall pay Consultant's fee with restricted stock within 5 business days.

Upon completion of Consulting work performed for the Business Product, Consultant shall be paid with either a check or S-8 stock. The value of the stock will be based on the closing price of the day the stock is issued to Consultant.

INDEPENDENT CONTRACTOR STATUS

Consultant is not Client's employee. Consultant is an independent contractor. Consultant's employees or contract personnel are not Client's employees. In further demonstration of Consultant's independent contractor status, and to elaborate on the relationship between Consultant and Client, which is consistent with an independent contractor relationship, Consultant and Client agree to the following rights:

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* Consultant has the right to perform services for others during the term of this Agreement.

* Consultant has the right to hire assistants as subcontractors.

* Client shall not hire, supervise or pay any assistants to help Consultant; the Consultant or Consultant's employees or contract personnel shall perform the services required by this Agreement.

* Neither Consultant nor Consultant's employees or contract personnel shall receive any training from Client in the skills necessary to perform the services required by this Agreement.

* Consultant has the sole right to control, supervise and direct the method, means, and manner by which the services required by this Agreement will be performed.

* Consultant has the right to perform the services required by this Agreement at any place, location or time.

* All equipment and materials used to provide the services required by this Agreement shall be furnished or provided by Consultant.

* Client shall not require Consultant or Consultant's employees or contract personnel to devote full time to performing the services required by this Agreement.

STATE AND FEDERAL TAXES

Consultant shall pay all taxes incurred while performing services under this Agreement--including all applicable income taxes and, in the event Consultant is not a corporation, self-employment (Social Security) taxes. Upon demand, Consultant shall provide Client with proof that such payments have been made.

Under no circumstances will Client:

* withhold FICA (Social Security and Medicare taxes) from Consultant's payments or make FICA payments on Consultant's behalf

* make state or federal unemployment compensation contributions on Consultant's behalf, or

* withhold state or federal income tax from Consultant's payments.

EXPENSES

Consultant shall be responsible for all expenses incurred while performing services under this Agreement. Expenses include but are not limited to insurance premiums; license fees and all expenses incurred with respect to license fees; meals; entertainment; memberships and dues; automobile and other travel expenses; and all salary, expenses and other compensation paid to employees or contract personnel the Consultant hires to complete the work under this Agreement.

DEFINITIONS

"INVENTION" means inventions, discoveries, concepts, and ideas, whether patentable or not, including, but not limited to, processes, methods, formulas, techniques, business programs, products, applications, systems, components, technologies and business topics as well as improvements thereof or know-how related thereto, concerning any present or prospective activities of the Client with which the Consultant becomes acquainted as a result of this agreement, whether or not disclosed by Client.



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"CONFIDENTIAL INFORMATION" as used throughout this Agreement means any and all trade secrets and any and all data or information not generally known outside of the Client whether prepared or developed by or for the Client or received by the Client from any outside source. Without limiting the scope of this definition, Confidential Information includes: any customer files, customer lists, any business, marketing, financial or sales record, data, plan, or survey; and any other record or information relating to the present or future business, product, or service of the Client whether it is written, oral, audio tapes, video tapes, computer discs, machines, prototypes, designs, specifications, articles of manufacture, drawings, human or machine readable documents.. All Confidential Information and copies thereof are the sole property of the Client.

Confidential Information shall not include any of the following:

such information in the public domain at the time of the disclosure, or subsequently comes within the public domain without fault of the Consultant;

such information which was in the possession of Consultant at the time of disclosure that may be demonstrated by business records of Consultant and was not acquired, directly or indirectly, from Client; or

such information which Consultant acquired after the time of disclosure from a third party who did not require Consultant to hold the same in confidence and who did not acquire such technical information from Client.

USE OF CONFIDENTIAL INFORMATION

receive and maintain the Confidential Information in confidence;

not reproduce the Confidential Information or any part thereof without the express written consent of Client;

not, directly or indirectly, make known, divulge, publish or communicate the Confidential Information to any person, firm or corporation without the express written consent of Client;

limit the internal dissemination of the Confidential Information and the internal disclosure of the Confidential Information received from the Client to those officers and employees, if any, of the Consultant who have a need to know and an obligation to protect it;

not use or utilize the Confidential Information without the express written consent of Client;

not use the Confidential Information or any part thereof as a basis for the design or creation of any method, system, apparatus or device similar to any method, system, apparatus or device embodied in the Confidential Information unless expressly authorized in writing by Client; and

utilize the best efforts possible to protect and safeguard the Confidential Information from loss, theft, destruction, or the like.

RETURN OF CONFIDENTIAL INFORMATION

All information provided by the Client shall remain the property of the Client. Consultant agrees to return all Confidential Information to Client within 20 days of written demand by Client. When the Consultant has finished reviewing the information provided by the Client and has made a decision as to whether or not to work with the Client, Consultant shall return all information to the Client without retaining any copies.


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INTELLECTUAL PROPERTY OWNERSHIP

Consultant assigns to Client all rights in all designs, creations, improvements, original works of authorship, formulas, processes, know-how, techniques, inventions and all other information or items created by Consultant during the term of this Agreement. The rights assigned include title and interest in all patent, copyright, trade secret. trademark and other proprietary rights.

Consultant shall help prepare any papers that Client considers necessary to secure any patents, copyrights, trademarks or other proprietary rights at no charge to Client. However, Client shall reimburse Consultant for reasonable out-of-pocket expenses incurred.

Consultant must obtain written assurances from Consultant's employees and contract personnel that they agree with this assignment.

Consultant agrees not to use any of the intellectual property mentioned above for the benefit of any other party without Client's prior written permission.

BUSINESS PERMITS, CERTIFICATES AND LICENSES

Consultant has complied with all federal, state and local laws requiring business permits, certificates and licenses required to carry out the services to be performed under this Agreement.

FRINGE BENEFITS

Consultant, Consultant's employees or contract personnel are not eligible to participate in any employee health, pension, sick pay, vacation pay or other fringe benefit plan of Client.

WORKERS' COMPENSATION

Client shall not obtain workers' compensation insurance on behalf of Consultant or Consultant's employees. If Consultant hires employees to perform any work under this Agreement, Consultant will cover them with workers' compensation insurance and provide Client with a certificate of workers' compensation insurance before the employees begin the work.

WORKER'S COMPENSATION OBLIGATION IF NOT OPERATING AS A CORPORATION

If not operating as a corporation, Consultant shall obtain workers' compensation insurance coverage for Consultant. Consultant shall provide Client with proof that such coverage has been obtained before starting work.

UNEMPLOYMENT COMPENSATION

Client shall make no state or federal unemployment compensation payments on behalf of Consultant or Consultant's employees or contract personnel. Consultant will not be entitled to these benefits in connection with work performed under this Agreement.

INSURANCE

Client shall not provide any insurance coverage of any kind for Consultant or Consultant's employees or contract personnel.

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INDEMNIFY

Consultant shall indemnify and hold Client harmless from any loss or liability arising from performing services under this Agreement.

TERMINATING THE AGREEMENT

Either party may terminate this Agreement any time by giving 15 days written notice to the other party of the intent to terminate.

EXCLUSIVE AGREEMENT

This document and any Attachments constitutes the entire Agreement between the parties, and no promises or representations, other than those contained here and those implied by law, have been made by Client or Consultant. Any. modifications to this Agreement must be in writing and signed by Client and Consultant.

SEVERABILITY

In the event any provision of this Agreement is deemed to be void, invalid, or unenforceable, that provision shall be severed from the remainder of this Agreement so as not to cause the invalidity or unenforceability of the remainder of this Agreement. All remaining provisions of this Agreement shall then continue in full force and effect. If any provision shall be deemed invalid due to its scope or breadth, such provision shall be deemed valid to the extent of the scope and breadth permitted by law.

APPLICABLE LAW

This Agreement will be governed by the laws of the state of California.

PARAGRAPH HEADINGS

The headings of particular paragraphs and subparagraphs are inserted only for convenience and are not part of this Agreement and are not to act as a limitation on the scope of the particular paragraph to which the heading refers.

NOTICES

All notices and other communications in connection with this Agreement shall be in writing and shall be considered given as follows:

* when delivered personally to the recipient's address as stated on this Agreement

* three days after being deposited in the United States mail, with postage prepaid to the recipient's address as stated on this Agreement, or

* when sent by fax or telex to the last fax or telex number of the recipient known to the person giving notice. Notice is effective upon receipt provided that a duplicate copy of the notice is promptly given by first class mail, or the recipient delivers a written confirmation of receipt.

NO PARTNERSHIP OR AUTHORITY

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Consultant does not have authority to enter into contracts on Client's behalf.
This Agreement does not create a partnership relationship.

RESOLVING DISPUTES

If a dispute arises under this Agreement, the parties agree to first try to resolve the dispute with the help of a mutually agreed-upon mediator in California. Any costs and fees other than attorney fees associated with the mediation shall be shared equally by the parties.

FAXED SIGNATURES

Consultant and Client agree that this Agreement will be considered signed when the signature of a party is delivered by facsimile transmission. Signatures transmitted by facsimile shall have the same effect as original signatures.

Signatures

Client:

JUNUM, INCORPORATED


/s/ David B. Coulter
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David B. Coulter
Chief Executive Officer
August 1, 2001

Consultant:
David Bernard


/s/ David Bernard
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David Bernard
August 1, 2001